UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[X] Definitive Additional Materials
[   ] Soliciting Material Pursuant to § 240.14a-12

JOHN HANCOCK FINANCIAL SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     [   ] Fee paid previously with preliminary materials.

     [   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Filed by John Hancock Financial Services, Inc.
Pursuant to Rule 14a-6
under the Securities Exchange Act of 1934
Subject Company: John Hancock Financial Services, Inc.
Commission File No.: 1-15607

Important Legal Information
This communication is being made in respect of the proposed merger involving John Hancock Financial Services, Inc. and Manulife Financial Corporation. In connection with the proposed merger, Manulife has filed an amended registration statement on Form F-4 on January 5, 2004 containing a definitive proxy statement/prospectus for the stockholders of John Hancock Financial Services, Inc. John Hancock Financial Services, Inc. began mailing the definitive proxy statement/prospectus and form of proxy to its stockholders on January 8, 2004. Before making any voting or investment decision, John Hancock Financial Services, Inc.’s stockholders and investors are urged to read the definitive proxy statement/prospectus regarding the merger, as well as any other relevant documents carefully in their entirety because they will contain important information about the proposed transaction. The definitive proxy statement/prospectus on file with the SEC and other relevant materials are available free of charge at the SEC’s Web site, www.sec.gov. Stockholders and investors in John Hancock Financial Services, Inc. or Manulife Financial Corporation will also be able to obtain the definitive proxy statement/prospectus and other documents free of charge by directing their requests to John Hancock Financial Services, Inc. Shareholder Services, c/o EquiServe, L.P., P.O. Box 43015, Providence, RI 02940-3015, (800-333-9231) or to Manulife Financial Corporation Investor Relations, 200 Bloor Street East, NT-7, Toronto, Ontario, M4W 1E5, Canada, (800-795-9767).

The following e-mail was sent to some stockholders of John Hancock Financial Services, Inc. on February 19, 2004.

Dear JHF Shareholder,

Our records indicate that you currently have not voted your JHF Restricted Shares being held at UBS / PaineWebber. You should have received a proxy statement / prospectus along with a proxy card at your home address. If you have your proxy card, we urge you to review the proxy/prospectus in its entirety and follow the instructions on the card to vote your shares at www.proxyvote.com <http://www.proxyvote.com>. If you require an additional copy of the proxy statement / prospectus you may obtain one through www.proxyvote.com <http://www.proxyvote.com>.

If you would like to vote these shares, but are not currently in possession of your proxy card listing your control number, please email Lynn Leahy and myself and one of us will respond with a copy of the proxy statement/prospectus (which you should read carefully and in its entirety) and your control number just as soon as possible.

Should you have any questions, please feel free to contact myself or Lynn.

Thanks